UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2018

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2018, DaVita Inc., a Delaware corporation (“DaVita”), entered into the First Amendment (the “Amendment”) to that certain Equity Purchase Agreement, dated as of December 5, 2017 (the “Purchase Agreement”), by and among DaVita, Collaborative Care Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Optum, Inc. (“Buyer”), and, solely with respect to Section 9.3 and Section 9.18 thereto, UnitedHealth Group Incorporated, a Delaware corporation. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Buyer has agreed to acquire from DaVita all of the issued and outstanding equity interests of DaVita Medical Holdings, LLC, which together with its direct and indirect subsidiaries and certain affiliates constitutes the DaVita Medical Group division of DaVita (the “Proposed Transaction”).

The Amendment extends the termination date of the Purchase Agreement to December 31, 2018 (subject to a six-month extension that can be exercised unilaterally by either DaVita or Buyer). The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The consummation of the Purchase Agreement is subject to the receipt of required regulatory approvals and other customary closing conditions described therein. To accommodate a full regulatory review process, DaVita and Buyer have agreed to extend the termination date to December 31, 2018, subject to an additional six-month extension that either party can unilaterally exercise. Such regulatory review process could give rise to remedies that are necessary to obtain the required regulatory approvals that could impact the Proposed Transaction. The parties still intend, and are planning, to consummate the Proposed Transaction in 2018. The material terms of the Purchase Agreement are set forth in the Current Report on Form 8-K filed by the Company on December 6, 2017.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. DaVita intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements and include, among other things, statements about our expectations, beliefs, intentions and/or strategies for the future, including statements about the anticipated timing of the closing of the Proposed Transaction, the value of the Proposed Transaction, and Buyer’s financing of the purchase price. These statements can sometimes be identified by the use of forward-looking words such as “may,” “believe,” “will,” “should,” “could,” “would,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” “seek,” “forecast,” or “intend” or other similar words or expressions of the negative thereof. These statements involve substantial known and unknown risks and uncertainties that could cause DaVita’s actual plans and results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to the risks and uncertainties associated with the timing, conditions and receipt of regulatory approvals and satisfaction of other closing conditions; potential disruption in connection with the Proposed Transaction making it more difficult to maintain business and operational relationships; our ability to complete this disposition on the terms set forth in the Purchase Agreement or at all; uncertainties related to our liquidity following the close of the Proposed Transaction and our planned subsequent entry into new external financing arrangements, which may be less than we anticipate; and uncertainties related to our use of the proceeds from the Proposed Transaction and other available funds, including external financing and cash flow from operations, in ways that may not improve our results of operations or enhance the value of our common stock; factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, including market conditions, the price of our common stock, our cash flow position, borrowing capacity and leverage ratios, and legal, regulatory and contractual requirements; and the risk factors set forth in DaVita’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Quarterly Report filed on Form 10-Q for the quarter ended July 31, 2018, and subsequent reports filed with the SEC. These forward-looking statements should be considered in light of these risks and uncertainties. DaVita bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 dated as of September 20, 2018, to that certain Equity Purchase Agreement, dated as of December 5, 2017, by and among DaVita, Inc., a Delaware corporation, Collaborative Care Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Optum, Inc., and solely with respect to Section 9.3 and Section 9.18 thereto, UnitedHealth Group Incorporated, a Delaware corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

By:	/s/ Kathleen A. Waters
Name: Title:	Kathleen A. Waters Chief Legal Officer

Date: September 24, 2018